FIFTH AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
TRANSFER AGENT SERVICING AGREEMENT

  THIS FIFTH AMENDMENT dated as of the 23rd day of May, 2012, to the Transfer Agent Servicing Agreement, dated as of April 6, 2011, as amended August 23, 2011, February 16, 2012 and November 8, 2011 (the "Agreement"), is entered into by and between Managed Portfolio Series, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

                WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Managed Portfolio Series:

Exhibit I, the Lawson Kroeker Balanced Fund, is hereby added to the Agreement and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold	By: /s/ Michael R. McVoy

Printed Name: James R. Arnold	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Lawson Kroeker

Exhibit I to the Managed Portfolio Series Transfer Agent Servicing Agreement

Name of Series
Lawson Kroeker Balanced Fund

Multiple Series Trust TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at March, 2012

Annual Service Charges to the Fund*
▪ Base Fee Per CUSIP                                                                           $___/year
▪ NSCC Level 3 Accounts                                                                   $___/open account
▪ No-Load Fund Accounts                                                                 $___/open account
▪ Load Fund Accounts                                                                        $___/open account
▪ Closed Accounts                                                                               $___/closed account
Services Included in Annual Base Fee Per CUSIP
▪ DST NSCC Charge
Activity Charges
▪ Manual Shareholder Transaction & Correspondence                    $___/event
▪ Omnibus Account Transaction                                                          $___ /transaction
▪ Telephone Calls                                                                                    $___ /minute
▪ Voice Response Calls                                                                           $___ /call
▪ Daily Valuation/Manual 401k Trade                                                   $___ /trade

CUSIP Setup Charge
▪ $___/ CUSIP
Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, voice response (VRU) maintenance and development, data communication and implementation charges, and travel.
Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, client dedicated line data access, programming charges, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor email services, dealer reclaim services, shareholder performance statements, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Same Day Cash Management, Real Time Cash Flow, expedited CUSIP setup, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the five (5) fee schedules on this Exhibit I.

Lawson Kroeker Investment Management Inc.

By: /s/ Thomas J. Sudyka, Jr.___________

Printed Name: Thomas J. Sudyka, Jr.    Title: President

Date: 6/25/2012

Lawson Kroeker

Exhibit I (continued) to the Managed Portfolio Series Transfer Agent Servicing Agreement
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at May, 2012
FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪ FAN Web Premium (Fund Groups over 50,000 open accounts)
    − Implementation - $___/fund group – includes up to ___ hours of technical/BSA support
    − Annual Base Fee - $___/year
▪ FAN Web Select (Fund Groups under 50,000 open accounts)
    − Implementation - $___/fund group – includes up to ___ hours of technical/BSA support
    − Annual Base Fee - $___/year
▪ FAN Web Direct (API) – ___
▪ Customization - $___ /hour
▪ Activity (Session) Fees:
    − Inquiry - $___/event
    − Account Maintenance - $___/event
    − Transaction – financial transactions, reorder statements, etc. - $___/event
    − New Account Setup - $___/event (Not available with FAN Web Select)
▪ Strong Authentication:
    − $___/month per active FAN Web ID (Any ID that has had activity within the ___-day period prior to the billing cycle)
FAN Web Mobile
Access to account information and transaction capabilities through mobile internet devices.  Shareholders can access portfolio summary, account balances, account history, and conduct financial transaction requests such as purchases, redemptions, and exchanges.
▪ Initial Implementation Site Setup Fee - $___
▪ Monthly Base Fee - $___
▪ Transaction Fees:
    - Inquiry - $___/event
    - Maintenance - $___/event
    - Transaction - $___/event
    - New Account Establishment Setup - $___/event
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪ Base Fee Per Management Company – file generation and delivery - $___/year
▪ Per Record Charge
    − Rep/Branch/ID - $___
    − Dealer - $___
▪ Price Files - $___/record or $___/user per month, whichever is less
Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪ Inquiry Only
    − Inquiry - $___/event
    − Per broker ID - $___/month per ID
▪ Transaction Processing
    − Implementation - $___/management company
    − Transaction – purchase, redeem, exchange, literature order - $___/event
    − New Account Setup – $___/event
    − Monthly Minimum Charge - $___/month

Lawson Kroeker

Exhibit I (continued) to the Managed Portfolio Series Transfer Agent Servicing Agreement
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at May, 2012
Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪ Implementation Fees
    − Develop eBusiness Solutions Software - $___/fund group
    − Code Print Software - $___/fund group
▪ Load charges
    − $___/image
▪ Archive charge (for any image stored beyond 2 years)
    −   $___/document

*Normal Vision ID and activity charges also apply.
Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪ Report Source
    -  Setup: $___ (Includes access to Fund Source)
    -  Service: $___ /user per month
▪ BDS – Statement Storage & Retrieval
    -  Setup: $___ /user
    -  Service: $___ /user per month
▪ Ad Hoc/ PowerSelect File Development
    - Setup: $___/request (Includes up to ___ hours of programming. If beyond, additional time will be $___/ hour consultation and development.)
    - Service: $___/file per month
▪ Custom Electronic File Exchange (DDS of delivery of TIP files)
    - $___one time setup fee
    - $___/file per month maintenance fee
▪ Mail File (DDS mailbox in which clients can pull information): $___/file setup
▪ TIP File Setup
    -  Setup & Delivery of Standard TIP Files: $___/request (Unlimited files per request)
    -  Custom TIP File Development: $___/request (Includes up to ___ hours of programming. If beyond, additional time will be $___/hour consultation and development.)
Client Dedicated Line Data Access
For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
▪ $___/year per workstation for TA2000 AWD access
▪ Data communications setup and monthly charges based upon location and bandwidth
▪ Training billed at hourly rates plus out-of-pocket expenses
Programming Charges
▪ $___/hour
▪ Charges incurred for customized services based upon fund family requirements including but not limited to:
    - Fund setup programming (transfer agent system, statements, options, etc.) – estimate ___ hours per CUSIP
    - Conversion programming
    - Customized service development
    - Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at ___ hours per fund family
    - All other client specific customization and/or development services

Lawson Kroeker

Exhibit I to the Managed Portfolio Series Transfer Agent Servicing Agreement
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at May, 2012
Transfer Agent Training Services
▪ On-site at USBFS - $___/day
▪ At Client Location - $___/day plus travel and out-of-pocket expenses if required

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
▪ ___ days or less: $___/open account
▪ ___days: $___/open account
▪ ___days: $___/open account
▪ ___days – ___ year: $___/open account
▪ ___ year – ___ years: $___/open account

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.
▪ $___/direct open account per year

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪ $___ setup /fund group of 1-5 funds, $___setup /fund group of over 5 funds
▪ $___ /account per year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $___ per open account per year.

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪ $___setup /fund group
▪ $___ /month administration
▪ $___/received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪ $___/fund group per month

Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements.  Actual costs will depend upon specific client requirements.
▪ Setup - $___/fund group
▪ Annual Fee - $___ /open and closed account

Literature Fulfillment Services*
▪ Account Management
    − $___ /month (account management, lead reporting and database administration)
▪ Out-of-Pocket Expenses
    − Kit and order processing expenses, postage, and printing
▪ Inbound Teleservicing Only
    − Account Management - $___/month
    − Call Servicing - $___/minute
▪ Lead Conversion Reporting (Closed Loop)
    − Account Management- $___ /month
    − Database Installation, Setup -$___ /fund group
    − Specialized Programming - (___)*

*Fees exclude postage and printing charges.

Lawson Kroeker

Exhibit I to the Managed Portfolio Series Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - FEE SCHEDULE at May, 2012

FAF Money Market Fund Service Organizations
▪ $___/money market share class per year
▪ Out-of-pocket expenses (see Transfer Agent Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪ $___/qualified plan account or Coverdell ESA account (Cap at $___/SSN)
▪ $___/transfer to successor trustee
▪ $___/participant distribution (Excluding SWPs)
▪ $___/refund of excess contribution
▪ $___/reconversion/recharacterization

Additional Shareholder Paid Fees
▪ $___/outgoing wire transfer or overnight delivery
▪ $___/telephone exchange
▪ $___/return check or ACH or stop payment
▪ $___/research request per account (Cap at $___/request) (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪ $___ setup/fund group
▪ $___/certificate transaction

Same Day Cash Management
▪ Setup: $___ (Access via Internet VPN)
▪ Service: $___ /user per month

Real Time Cash Flow
▪ Implementation (one time charge) & Recurring Charges (monthly)
    -   5 Users – $___
    - 10 Users – $___
    - 20 Users – $___
    - 30 Users – $___
    - 40 Users – $___
    - 50 Users – $___
▪ Training
    - WebEx - $___/user
    - On Site at USBFS - $___/day
    - At Client Location - $___/day plus travel and out-of-pocket expenses if required
▪ Real Time Data Feeds
    - Implementation (per feed) - $___ /hour (___ hour estimate)
Recurring (per feed) - $___ /month

CUSIP Setup
▪ Subsequent CUSIP Setup - $___/CUSIP
▪ Expedited CUSIP Setup - $___/CUSIP (Less than ___ days)

Lawson Kroeker	6